UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2007
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

(713) 329-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  entry into a Material Definitive Agreement.

The Board of Directors of Luby's, Inc. (the "Company"), on January 24, 2007, authorized Management to amend the Rights Agreement dated April 16, 1991 (as defined below) to extend its final expiration date.

Effective March 20, 2007, The Company executed Amendment No. 6 to the Rights Agreement. Amendment No. 6 to the Rights Agreement extends the expiration of the Rights under the Rights Agreement to the close of business on April 16, 2010, unless earlier exchanged or redeemed. All other terms as previously amended remain unchanged.

The description and terms of the Rights are set forth in the Rights Agreement dated as of April 16, 1991, as amended effective as of December 19, 1991, as amended effective as of February 7, 1995, as amended effective as of May 29, 1995, as amended effective as of March 8, 2001, as amended effective as of February 26, 2004, and as amended effective as of March 20, 2007 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent.

A copy of the original Rights Agreement dated as of April 16, 1991 is attached as an exhibit to the Company's Form 8-A filed with the Securities and Exchange Commission on April 16, 1991 and incorporated herein by reference. A copy of the Amendment No. 6 to the Rights Agreement is attached as an exhibit to the Company’s Form 8-A filed with the Securities and Exchange Commission on March 23, 2007 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On March 20, 2007, the Company amended the Rights Agreement governing its Shareholder Rights Plan as set forth in Item 1.01 of this Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	March 23, 2007	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and
Chief Executive Officer